Exhibit 99.1

N E W S   R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Reports Fourth Quarter and Full Year 2010 Results

Waco, Texas   March 24, 2011……….

Highlights:

•                  FirstCity reported fourth quarter 2010 earnings of $1.8 million or $0.17 per diluted share, and fiscal year 2010 earnings of $12.5 million or $1.23 per diluted share.

•                  FirstCity invested $29.0 million during the quarter, consisting of $14.5 million of portfolio assets and $14.5 million in non-portfolio debt and equity investments. FirstCity invested $123.7 million during 2010, consisting of $67.7 million of portfolio assets and $56.0 million in non-portfolio debt and equity investments.

Overview of Fourth Quarter 2010

FirstCity reported net earnings of $1.8 million for the fourth quarter of 2010 (“Q4 2010”), compared to $8.4 million reported for the fourth quarter of 2009 (“Q4 2009”). The Company recorded diluted net earnings per common share of $0.17 in Q4 2010, compared to $0.80 of diluted net earnings per common share for the same period last year.

During Q4 2010, FirstCity and its investment partners jointly acquired $51.1 million of domestic portfolio assets with a face value of $107.8 million — of which FirstCity’s investment acquisition share was $14.5 million. FirstCity’s non-portfolio investments in Q4 2010 included $7.3 million of SBA loan advances and originations; $0.2 million of equity investments in privately-held middle-market companies; $6.5 million of equity investments in foreign partnerships; and $0.5 million of other investments.

In addition, during Q4 2010, the Company’s consolidated coal mine operation (special situations platform investment) completed performance on its coal supply and purchase agreements (which expired in December 2010). As a result, the coal mine subsidiary was dissolved, and its results of operations for Q4 2010 and fiscal year 2010 were reclassified from the Company’s special situations business segment and presented as discontinued operations.

The Company’s unrealized future gross profit associated with its core portfolio business assets totaled $149.0 million at December 31, 2010. Unrealized future gross profit is a non-GAAP measure. Refer to the Schedule of Estimated Unrealized Gross Profit from Portfolio Assets on page 12 of this release for a reconciliation of this measure with the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles.

Items impacting comparability of results from continuing operations for Q4 2010 are as follows:

Total assets of FirstCity increased to $460.4 million at the end of December 2010 from $445.2 million at the end of September 2010. The Company’s earning assets also experienced an increase to $400.5 million at the end of December 2010 from $386.2 million at the end of September 2010.

(more)

Revenues in Q4 2010 decreased to $19.1 million compared to $24.7 million in Q4 2009. The Company’s revenues in Q4 2010 included $11.7 million of income and gains from portfolio assets, $2.7 million of fee income attributable to our loan servicing platform; $1.5 million of interest income and gains from loans receivable; and $1.3 million of revenues from our consolidated railroad subsidiary.

Revenues in Q4 2010 decreased as a result of a $6.9 million decrease in income and gains from portfolio assets in Q4 2010 compared to Q4 2009. A decline in collections from consolidated portfolio assets was the primary factor for the portfolio assets revenue decline in Q4 2010 compared to Q4 2009. In addition, this revenue decrease corresponds to a shift in the income-recognition methods used by the Company for certain of its existing and newly-acquired loan portfolio assets to non-accrual income methods (cost-recovery or cash basis) from the interest-accrual income method over the past 12-18 months. We apply non-accrual income-recognition methods to portfolio assets, as applicable, due to uncertainties related to estimating the timing and/or amount of collections as a result of the current economic environment.

The Company incurred $5.0 million of combined net impairment provisions in Q4 2010 from its consolidated and unconsolidated portfolio assets and loans compared to $5.5 million of combined net impairment provisions in Q4 2009. The provisions in Q4 2010 were recorded primarily to reflect changes in management’s estimates as to the timing and amount of projected future collections and declines in domestic real estate values. The global distribution of our Q4 2010 net impairment provisions included $1.7 million related to U.S. assets, $2.9 million related to European assets (primarily as a result of fair value measurements related to the German partnership step-acquisition transaction described below), and $0.4 related to Latin American assets. Net provisions in Q4 2010 were allocated between consolidated assets ($0.9 million) and FirstCity’s share of net provisions from unconsolidated subsidiaries ($4.1 million).

The Company’s share of foreign currency transaction losses from its consolidated and unconsolidated foreign operations was $0.5 million for both Q4 2010 and Q4 2009. Our combined foreign currency exchange loss in Q4 2010 related primarily to our consolidated Mexico operations.

Equity in earnings of unconsolidated subsidiaries was $0.6 million in Q4 2010 compared to losses of $1.7 million for Q4 2009. This increase was due to additional equity earnings of $2.0 million from our foreign servicing entities in Q4 2010 compared to Q4 2009, and $2.8 million of additional equity earnings from our special situations platform in Q4 2010 compared to Q4 2009 (we recorded $1.9 million in equity earnings in Q4 2010 from our special situations equity-method investment in a prefabricated building manufacturer — see below for additional discussion). This increase was off-set partially by $2.4 million of lower equity earnings from our domestic and foreign acquisition partnerships recorded in Q4 2010 compared to Q4 2009.

In Q4 2010, the Company also recognized a $3.7 million gain attributable to a step-acquisition transaction in which the Company gained a controlling interest in eight German acquisition partnerships. FirstCity owned noncontrolling equity interests in these entities prior to the transaction. Under business combination accounting guidance, FirstCity’s previously-held noncontrolling equity interests in these entities were re-measured to fair value — which resulted in the Company’s recognition of the gain. In February 2011, FirstCity sold a substantial majority of its interests in the portfolio assets held by these entities (and its equity interest in another German acquisition partnership) to a European acquisition partnership entity for approximately $22.5 million. FirstCity has a noncontrolling 13% beneficial interest in this European acquisition partnership that purchased the portfolio assets and German entity (the remaining 87% beneficial interest is owned by a subsidiary of Värde Investment Partners, L.P.). FirstCity’s net investment in Germany approximated $12.3 million at December 31, 2010, which was subsequently reduced to approximately $6.6 million in February 2011 upon FirstCity’s sale transaction described above.

Q4 2009 included $6.1 million of other income in connection with FirstCity’s settlement of a lawsuit.

Selected other financial data from continuing operations for Q4 2010:

The Company’s total operating costs and expenses (excluding provision, interest and income tax expenses) decreased to $11.7 million for Q4 2010 from $12.2 million in Q4 2009, due primarily to $0.5 million of costs and expenses recorded by the Company’s consolidated wireless communications equipment manufacturing subsidiary (a special situations platform investment) in Q4 2009 compared to $-0- in Q4 2010 (the Company deconsolidated this subsidiary in June 2010 — see discussion below).

Total interest expense increased to $4.4 million in Q4 2010 from $3.7 million in Q4 2009. FirstCity’s average debt holdings were $294.6 million at a 6.0% average cost of funds for Q4 2010, compared to its average debt holdings of $310.1 million at a 4.8% average cost of funds for Q4 2009. Our increased cost of funds primarily relates to the higher interest and fees charged on our Reducing Note Facility with Bank of Scotland (closed in June 2010) compared to the loan facilities we had in place with Bank of Scotland in 2009.

The Company recorded $1.1 million of income tax expense in Q4 2010 compared to $0.2 million of income tax expense in Q4 2009. Income tax expense in Q4 2010 was composed primarily of foreign and state income taxes, and fluctuates regularly depending on the timing and amount of taxable revenues generated from our domestic and foreign acquisition partnerships, and our operating and servicing entities.

Noncontrolling interest expense increased to $3.2 million in Q4 2010 from $2.4 million in Q4 2009. Noncontrolling interest expense represents the portions of net earnings that are attributed to our co-investors in our consolidated subsidiaries. This increase was a result of an increase in net earnings from certain of our consolidated subsidiaries in Q4 2010 compared to Q4 2009 — primarily our consolidated European acquisition partnerships and special situations platform.

Results of discontinued operations for Q4 2010:

The Company’s discontinued operations, consisting of its consolidated coal mine subsidiary, reported a $0.3 million net loss in Q4 2010 (comprised of $13.9 million in operating revenues and $14.2 million in operating costs and expenses). The Company did not recognize any consolidated revenues, costs or expenses from its coal mine operation in Q4 2009 (the Company consolidated its investment in the coal mine operation in April 2010).

Fiscal year ending December 31, 2010

The Company’s fiscal year ended December 31, 2010 produced net earnings of $12.5 million or $1.23 per diluted share compared to net earnings of $18.7 million or $1.83 per diluted share for the fiscal year ended December 31, 2009. The decrease in earnings for 2010 compared to 2009 was driven primarily by the following: (1) a $7.9 million decline in income accretion from consolidated loan portfolio assets in 2010; (2) $6.2 million of additional net impairment provisions recorded by the Company in 2010 compared to 2009; (3) a $7.9 million increase in noncontrolling interest expense in 2010; and (4) $6.1 million of lawsuit settlement income recognized in 2009 (compared to $-0- in 2010). These factors that decreased earnings in 2010 compared to 2009 were off-set partially by the following: (1) a $14.9 million increase in equity earnings from unconsolidated subsidiaries in 2010; (2) $2.3 million of additional business combination gains recognized in 2010 compared to 2009; (3) a $3.3 million gain recognized in 2010 from the sale of an investment security; and (4) $4.0 million of net earnings from our consolidated coal mine operation (reported as discontinued operations); Additional information related to these factors is discussed below.

During 2010, FirstCity and its investment partners jointly acquired $225.8 million of domestic portfolio assets with a face value of $420.4 million — of which FirstCity’s investment acquisition share was $67.7 million. FirstCity’s non-portfolio investments in 2010 included $20.6 million of SBA loan advances and originations; $13.2 million of equity and debt investments in privately-held middle-market companies; $15.3 million of equity investments in foreign partnerships and other investments; and $6.9 million of equity investments in domestic partnerships and other investments.

Items impacting comparability of results from continuing operations for the year are as follows:

Total assets at the end of 2010 remained relatively steady at $460.4 million compared to $465.1 million a year ago (a 1% decrease). However, the Company’s earning assets increased to $400.5 million at the end of 2010 from $366.2 million a year ago — due primarily to a $26.2 million increase in the Company’s equity-method investments in domestic unconsolidated acquisition partnerships (increased investment activity under the Company’s investment agreement with Värde Investment Partners, L.P.) and a $13.8 million increase in the Company’s equity-method investments in its special situations platform (discussed below).

Revenues in 2010 increased to $85.6 million compared to $79.8 million last year. The Company’s revenues in 2010 included $46.0 million of income and gains from portfolio assets, $6.0 million of interest income and gains from loans receivable, $8.7 million of fee income attributable to our loan servicing platform, and $15.2 million of revenues from our consolidated manufacturing and railroad subsidiaries.

Increased revenues in 2010 are primarily a result of $10.5 million of revenue from our consolidated wireless communications equipment manufacturing subsidiary in 2010 (acquired in December 2009). Our manufacturing subsidiary’s operating agreement was amended in June 2010, with the consent of its owners, and the change resulted in FirstCity ceasing to have a controlling interest, but retaining a noncontrolling interest, in the manufacturing entity. As such, since July 1, 2010, the Company recorded its share of the manufacturing subsidiary’s net earnings as “equity in earnings of unconsolidated subsidiaries” instead of reporting the subsidiary’s consolidated results of operations. Revenues also increased as a result of a $3.3 million gain from an investment security sale.

The revenue increases described above were off-set partially by a $7.9 million decrease in income and gains from portfolio assets in 2010 compared to 2009. This decrease corresponds to a shift in the income-recognition methods used by the Company for its loan portfolio assets (as described above). A decline in consolidated collections also contributed to the portfolio assets revenue decline in 2010 compared to 2009.

The Company incurred $17.0 million of combined net impairment provisions in 2010 from its consolidated and unconsolidated portfolio assets and loans compared to $10.8 million in 2009. The provisions in 2010 were recorded primarily to reflect changes in management’s estimates as to the timing and amount of projected future collections and declines in domestic real estate values. The global distribution of the $17.0 million of net impairment provisions in 2010 includes $10.5 million for domestic assets, $1.3 million related to Latin American assets, and $5.2 million related to European assets. Net provisions in 2010 were allocated between consolidated assets ($9.3 million) and FirstCity’s share of net provisions from unconsolidated subsidiaries ($7.7 million).

The Company’s share of foreign currency transaction losses from its consolidated and unconsolidated foreign operations was $0.9 million in 2010, compared to $47,000 of foreign currency transactions gains in 2009.

Equity in earnings of unconsolidated subsidiaries was $14.6 million in 2010 compared to losses of $0.3 million for 2009. This increase was due to additional equity earnings of $15.4 million and $5.1 million from our special situations platform subsidiaries and foreign servicing entities, respectively, recorded in 2010 compared to 2009. This increase was off-set partially by $5.5 million of lower equity earnings from our domestic and foreign acquisition partnerships recorded in 2010 compared to 2009. In 2010, we recorded $16.2 million in equity earnings from our equity-method investment related to a prefabricated building manufacturer (an unconsolidated subsidiary of our special situations platform). This entity reported significantly higher net earnings in 2010 related to building orders and a short-term lease agreement with a single customer. The entity’s business dealings with this customer were completed in 2010.

The Company recognized $4.6 million of business combination gains in 2010 in connection with the following transactions: (1) $3.7 million related to its step-acquisition of eight German acquisition partnerships (discussed above), and (2) $0.9 million related to a step-acquisition transaction involving three domestic acquisition partnerships in March 2010.

2009 included $6.1 million of other income in connection with FirstCity’s settlement of a lawsuit.

Selected other financial data from continuing operations for the year:

The Company’s total operating expenses (excluding provision, interest and income tax expenses) increased to $54.9 million for 2010 from $41.9 million for 2009 — due primarily to $10.8 million of consolidated costs and expenses from our manufacturing subsidiary in 2010 (refer to discussion above), and a $1.4 million increase in asset-level expenses incurred in 2010 compared to 2009 (these expenses generally represent costs incurred by the Company to manage its portfolio assets, support foreclosed properties and protect its security interests in loan collateral).

Total interest expense increased to $16.3 million in 2010 from $14.3 million for 2009 (FirstCity’s average debt holdings increased to $300.9 million in 2010 from $295.6 million in 2009). The interest expense increase is attributable to the Company’s higher average cost of funds of 5.4% during 2010 compared to 4.8% for 2009. Our increased cost of funds primarily relates to the higher interest and fees charged on our Reducing Note Facility with Bank of Scotland (closed in June 2010) compared to the loan facilities we had in place with Bank of Scotland in 2009.

Noncontrolling interest expense increased to $13.4 million in 2010 from $5.6 million in 2009. Noncontrolling interest expense represents the portions of net earnings that are attributed to our co-investors in our consolidated subsidiaries. This increase was a result of a significant increase in net earnings from certain of our consolidated subsidiaries in 2010 compared to 2009 — primarily our consolidated European acquisition partnerships and special situations platform.

Results of discontinued operations for the year:

The Company’s discontinued operations, consisting of its consolidated coal mine subsidiary, reported $4.0 million of net earnings in 2010 (comprised of $42.3 million in operating revenues, $43.2 million in operating costs and expenses, and a $4.8 million business combination gain). The Company recognized the business combination gain, in connection with a step-acquisition transaction, when it increased its stake in the coal mine subsidiary to a controlling interest from a noncontrolling interest in April 2010.

Conference Call

A conference call will be held on Thursday, March 24, 2011 at 9:00 a.m. Central Time to discuss Q4 2010 and full year 2010 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Fourth Quarter 2010 Conference Call
Date:	Thursday, March 24, 2011
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	866-713-8566
	International	617-597-5325

	Pass code	18616478

Replay available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Cautionary Statement Regarding Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors and risks, including unfavorable conditions and negative trends in U.S. and global economies, financial markets and real estate markets; adverse fluctuations in the underlying values of real estate and other assets securing our loan portfolios; sufficiency of funds generated from our operations, existing cash and available liquidity sources, combined with our ability to access the credit and capital markets, to finance our operations and investment activities; our ability to project future cash collections and develop critical assumptions and estimates surrounding the liquidation of our portfolio assets; and other factors and risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation

Summary of Operations

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Finance and Servicing:
Servicing fees	$2,660	$2,113	$8,658	$9,130
Income from Portfolio Assets	11,691	18,581	45,971	53,835
Gain on sale of SBA loans held for sale, net	294	416	654	1,327
Gain on sale of investment security	—	—	3,250	—
Interest income from SBA loans	317	311	1,212	1,251
Interest income from loans receivable	937	737	4,122	4,569
Other income	1,959	1,119	6,511	4,818
	17,858	23,277	70,378	74,930
Manufacturing and Railroad Operations:
Operating revenues - manufacturing	—	540	10,466	540
Operating revenues - railroad	1,160	893	4,615	3,121
Other	101	4	105	1,196
	1,261	1,437	15,186	4,857
Total revenues	19,119	24,714	85,564	79,787
Costs and expenses:
Finance and Servicing:
Interest and fees on notes payable to banks and other	4,007	3,224	14,594	12,400
Interest and fees on note payable to affiliate	387	404	1,572	1,709
Salaries and benefits	5,217	5,441	21,284	21,096
Provision for loan and impairment losses	877	3,058	9,294	5,266
Asset-level expenses	1,871	1,853	7,852	6,499
Other	3,767	3,854	12,427	11,820
	16,126	17,834	67,023	58,790
Manufacturing and Railroad Operations:
Cost of revenues and operating costs - manufacturing	—	469	10,788	469
Cost of revenues and operating costs - railroad	871	633	2,739	2,164
	871	1,102	13,527	2,633
Total costs and expenses	16,997	18,936	80,550	61,423
Earnings from continuing operations before other revenue and income taxes	2,122	5,778	5,014	18,364
Equity in earnings (losses) of unconsolidated subsidiaries	602	(1,737)	14,609	(264)
Gain on business combinations	3,704	811	4,595	2,266
Income from lawsuit settlement	—	6,119	—	6,119
Earnings from continuing operations before income taxes	6,428	10,971	24,218	26,485
Income tax expense	1,060	225	2,252	2,182
Earnings from continuing operations, net of tax	5,368	10,746	21,966	24,303
Income (loss) from discontinued operations	(348)	—	3,962	—
Net earnings	5,020	10,746	25,928	24,303
Less: net income attributable to noncontrolling interests	3,242	2,392	13,425	5,559
Net earnings attributable to FirstCity	$1,778	$8,354	$12,503	$18,744

Basic earnings (loss) per common share are as follows:
Earnings from continuing operations	$0.20	$0.84	$0.85	$1.90
Discontinued operations	$(0.03)	$—	$0.39	$—
Net earnings per common share	$0.17	$0.84	$1.24	$1.90
Weighted average common shares outstanding	10,205	9,903	10,092	9,851

Diluted earnings (loss) per common share are as follows:
Earnings from continuing operations	$0.20	$0.80	$0.84	$1.83
Discontinued operations	$(0.03)	$—	$0.39	$—
Net earnings per common share	$0.17	$0.80	$1.23	$1.83
Weighted average common shares outstanding	10,312	10,385	10,197	10,239

Selected Balance Sheet Data

(Dollars in thousands)

	December 31,	December 31,
	2010	2009
	(Unaudited)
Cash and cash equivalents	$46,597	$80,368
Restricted cash	1,207	1,364
Earning assets:
Portfolio Asset Acquisition and Resolution assets:
Domestic	241,589	225,406
Latin America	39,476	41,248
Europe	68,642	57,888
Special Situations Platform assets	50,765	41,688
Service fees receivable and other assets	12,128	17,112
Total assets	$460,404	$465,074

Notes payable to banks and other	$293,034	$305,888
Note payable to affiliate	11,805	7,838
Other liabilities	30,825	26,077
Total liabilities	335,664	339,803
Total equity	124,740	125,271
Total liabilities and equity	$460,404	$465,074

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Summary Operating Statement Data for Business Segments
Portfolio Asset Acquisition and Resolution segment:
Revenues	$17,029	$22,677	$66,387	$71,760
Equity in losses of unconsolidated subsidiaries	(1,440)	(1,016)	(1,693)	(1,204)
Gain on business combinations	3,704	—	4,595	1,455
Costs and expenses	(13,463)	(12,173)	(47,980)	(44,346)
Operating contribution before provision for loan and impairment losses and noncontrolling interest expense	5,830	9,488	21,309	27,665
Provision for loan and impairment losses, net	(877)	(2,991)	(6,271)	(4,232)
Net income attributable to noncontrolling interests	(2,992)	(2,319)	(10,282)	(5,173)
Operating contribution, net of direct taxes	$1,961	$4,178	$4,756	$18,260

Special Situations Platform segment:
Revenues	$2,050	$1,950	$19,043	$7,683
Equity in earnings (loss) of unconsolidated subsidiaries	2,042	(721)	16,302	940
Gain on business combinations	—	810	—	810
Costs and expenses	(1,813)	(1,963)	(17,469)	(6,257)
Operating contribution before provision for loan and impairment losses and noncontrolling interest expense	2,279	76	17,876	3,176
Provision for loan and impairment losses	—	(67)	(3,023)	(1,034)
Net income attributable to noncontrolling interests	(250)	(73)	(3,143)	(386)
Operating contribution (loss), net of direct taxes	$2,029	$(64)	$11,710	$1,756

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Portfolio Asset Acquisition and Resolution segment:
Revenues and equity in losses of investments by region:
Domestic	$10,680	$19,518	$42,432	$57,542
Latin America	2,417	2,360	9,576	10,445
Europe	2,492	(217)	12,686	2,553
Canada	—	—	—	16
Total	$15,589	$21,661	$64,694	$70,556

Revenues and equity in losses of investments by source:
Equity in losses of unconsolidated subsidiaries	$(1,440)	$(1,016)	$(1,693)	$(1,204)
Income from Portfolio Assets	11,691	18,581	45,971	53,835
Servicing fees	2,660	2,113	8,658	9,130
Gain on sale of investment securities	—	—	3,250	—
Gain on sale of SBA loans held for sale, net	294	416	654	1,327
Interest income from SBA loans	317	311	1,212	1,251
Interest income from loans receivable	397	493	1,768	2,467
Other	1,670	763	4,874	3,750
Total	$15,589	$21,661	$64,694	$70,556

Special Situations Platform segment:
Revenues and equity in earnings of investments by source:
Equity in earnings (loss) of unconsolidated subsidiaries	$2,042	$(721)	$16,302	$940
Interest income from loans receivable	540	244	2,354	2,102
Operating revenue - railroad	1,160	893	4,615	3,121
Operating revenue - manufacturing	—	540	10,466	540
Other	350	273	1,608	1,920
Total	$4,092	$1,229	$35,345	$8,623

Number of personnel at period end:
Domestic, Portfolio Asset Acquisition and Resolution segment	88	87
Domestic, Special Situations Platform segment	29	124
Latin America	117	123
Corporate	30	31
Total personnel	264	365

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Analysis of Equity Investments
FirstCity’s average investment:
Domestic, Portfolio Asset Acquisition and Resolution segment	$33,299	$13,768	$24,141	$13,806
Domestic, Special Situations Platform segment	15,763	2,304	7,556	1,609
Latin America	15,934	17,564	16,782	17,764
Europe	3,193	11,355	5,686	12,331
Europe-Servicing subsidiaries	33,064	25,806	28,499	23,688
Latin America-Servicing subsidiaries	2,095	2,783	2,081	2,905
Total	$103,348	$73,580	$84,745	$72,103

FirstCity’s share of equity earnings (losses):
Domestic, Portfolio Asset Acquisition and Resolution segment	$(134)	$1,017	$(195)	$1,233
Domestic, Special Situations Platform segment	2,042	(721)	16,302	940
Latin America	(157)	(368)	(662)	(828)
Europe	(2,761)	(1,287)	(4,884)	(598)
Europe-Servicing subsidiaries	1,509	(24)	4,783	30
Latin America-Servicing subsidiaries	103	(354)	(735)	(1,041)
Total	$602	$(1,737)	$14,609	$(264)

Selected Other Data:
Average investment in consolidated portfolio assets
and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$208,229	$221,475	$213,334	$205,245
Domestic, Special Situations Platform segment	23,624	29,636	27,170	29,657
Latin America	17,625	18,612	18,089	19,144
Europe	17,217	23,169	16,583	18,594
Canada	—	—	—	105
Total	$266,695	$292,892	$275,176	$272,745

Income from consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$8,471	$17,836	$33,971	$52,576
Domestic, Special Situations Platform segment	540	244	2,354	2,102
Latin America	662	1,112	3,747	3,888
Europe	3,566	853	11,887	2,400
Canada	—	—	—	16
Total	$13,239	$20,045	$51,959	$60,982

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$1,021	$299	$2,007	$1,695
Average servicing fee	3.2%	2.7%	3.3%	5.6%
Latin American partnerships:
Servicing fee revenue	$1,499	$1,674	$6,183	$6,876
Average servicing fee %	31.9%	42.8%	27.6%	36.2%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,520	$1,973	$8,190	$8,571
Average servicing fee %	6.8%	13.2%	9.8%	17.5%
Service Fees-SBA loans:	$140	$140	$468	$559
Total Service Fees	$2,660	$2,113	$8,658	$9,130

Collections:
Domestic unconsolidated partnerships	$32,135	$11,054	$61,356	$30,096
Latin American unconsolidated partnerships	6,484	5,748	28,666	26,283
European unconsolidated partnerships	6,525	8,161	18,634	30,739
Total unconsolidated partnership collections	45,144	24,963	108,656	87,118
Domestic consolidated partnerships	25,718	48,286	103,744	164,371
Latin American consolidated partnerships	312	908	2,920	2,838
European consolidated partnerships	5,590	3,803	19,002	10,409
Total consolidated partnership collections	31,620	52,997	125,666	177,618
Total collections	$76,764	$77,960	$234,322	$264,736

Servicing portfolio (face value) at period end:
Domestic	$1,164,642	$899,199
Latin America	1,559,372	1,464,129
Europe	1,200,508	1,695,806
Total	$3,924,522	$4,059,134

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Portfolio Purchases and Other Investments:

	Portfolio Purchases					FirstCity	FirstCity Investment
	Domestic	Europe	Latin America	Total	FirstCity Investment	Investment in Other	in Special Situations	Total
2010
4th Quarter	$51,059	$—	$—	$51,059	$14,473	$14,314	$175	$28,962
3rd Quarter	15,025	—	—	15,025	10,513	4,956	148	15,617
2nd Quarter	141,566	—	—	141,566	28,122	14,482	8,107	50,711
1st Quarter	18,114	—	—	18,114	14,605	9,005	4,790	28,400
Total Year 2010	$225,764	$—	$—	$225,764	$67,713	$42,757	$13,220	$123,690
2009
4th Quarter	$14,608	$—	$—	$14,608	$13,188	$5,903	$3,370	$22,461
3rd Quarter	48,659	—	—	48,659	21,000	2,403	3,481	26,884
2nd Quarter	67,085	—	—	67,085	48,559	19,149	3,164	70,872
1st Quarter	70,238	—	—	70,238	64,907	6,418	2,400	73,725
Total Year 2009	$200,590	$—	$—	$200,590	$147,654	$33,873	$12,415	$193,942
Total Year 2008	$64,394	$1,823	$23,097	$89,314	$72,307	$33,007	$19,906	$125,220
Total Year 2007	$121,679	$23,199	$69,455	$214,333	$126,714	$10,476	$11,530	$148,720

Portfolio Asset Acquisition and Resolution segment:

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$51,059	$14,608	$225,764	$200,590
Latin America	—	—	—	—
Europe	—	—	—	—
Total	$51,059	$14,608	$225,764	$200,590

	Purchase Price	FirstCity’s Investment
Historical acquisitions of Portfolios - annual:
2010	$225,764	$67,713
2009	200,590	147,654
2008	89,314	72,307
2007	214,333	126,714
2006	296,990	144,048

	December 31, 2010	December 31, 2009
Portfolio acquisition and resolution assets by region:
Domestic	$241,589	$225,406
Latin America	39,476	41,248
Europe	68,642	57,888
Canada	—	—
Total	$349,707	$324,542

Special Situations Platform segment:

	Total	FirstCity Denver’s Investment
	Investment	Debt	Equity	Total
Historical investments - annual:
2010	$13,739	$8,825	$4,395	$13,220
2009	20,058	12,023	392	12,415
2008	28,750	16,650	3,256	19,906
2007	22,314	5,630	5,900	11,530

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Summary of Consolidated Portfolio Assets (at Carrying Value) by Region and Type

	December 31, 2010
	Income-Accruing Loans		Non-Accrual Loans
	Purchased Credit-		Purchased Credit- Impaired Loans		Other
	Impaired Loans	Other	Cash basis	Cost recovery basis	Cash basis	Cost recovery basis	Real Estate	Total
United States	$3,420	$1,640	$94,144	$41,959	$1,574	$—	$33,709	$176,446

France	—	1,125	2,499	—	—	2,037	—	5,661

Germany	—	—	2,022	12,659	—	—	9,376	24,057

Mexico	—	—	—	9,897	—	—	—	9,897

Total	$3,420	$2,765	$98,665	$64,515	$1,574	$2,037	$43,085	$216,061

	December 31, 2009
	Income-Accruing Loans		Non-Accrual Loans
	Purchased Credit-		Purchased Credit- Impaired Loans		Other
	Impaired Loans	Other	Cash basis	Cost recovery basis	Cash basis	Cost recovery basis	Real Estate	Total
United States	$42,385	$5,323	$42,125	$78,165	$2,770	$—	$26,438	$197,206

France	—	1,555	—	7,648	—	2,305	—	11,508

Germany	5,225	—	—	—	—	—	—	5,225

Mexico	—	—	—	10,445	—	—	—	10,445

Total	$47,610	$6,878	$42,125	$96,258	$2,770	$2,305	$26,438	$224,384

Illustration of the Effects of Foreign Currency Fluctuations on Net Earnings

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net earnings to common stockholders	$1,778	$8,354	$12,503	$18,744
Foreign currency gains (losses), net:
Euro	(16)	(147)	(462)	(66)
Mexican Peso	(547)	(405)	(447)	(175)
Argentine Peso	—	2	(16)	(52)
Chilean Peso	36	69	28	329

Exchange rate at valuation date:
Euro	0.75	0.70
Mexican Peso	12.36	13.06
Argentine Peso	3.98	3.82
Chilean Peso	473.20	519.30

FirstCity Financial Corporation

Schedule of Estimated Unrealized Gross Profit from Portfolio Assets

December 31, 2010

(Unaudited)

	Basis in Portfolio Assets (1), (4)
($ in 000’s)	12/31/2008	12/31/2009	12/31/2010
Domestic	$153,148	190,541	196,159
Europe	29,555	32,665	29,221
Latin America	29,867	27,473	23,329
Total	$212,570	250,679	248,709

	Estimated Remaining Collections (2)
	12/31/2008	12/31/2009	12/31/2010
Domestic	$217,347	276,018	290,626
Europe	39,341	50,328	40,501
Latin America	78,211	70,398	66,564
Total	$334,899	396,744	397,691

	Estimated Unrealized Gross Profit (3)
	12/31/2008	12/31/2009	12/31/2010
Domestic	$64,199	85,476	94,469
Europe	9,787	17,663	11,279
Latin America	48,344	42,925	43,235
Total	$122,329	146,064	148,983

	Estimated Unrealized Gross Profit %
	12/31/2008	12/31/2009	12/31/2010
Domestic	29.54%	30.97%	32.50%
Europe	24.88%	35.10%	27.85%
Latin America	61.81%	60.97%	64.95%
Total	36.53%	36.82%	37.46%

This schedule provides selected information related to the Company’s ownership interests in consolidated and unconsolidated Portfolio Assets and is provided for informational purposes to provide an indication of the future potential unrealized gross profit attributable to those portfolios. In preparing this schedule, management was required to make certain estimates and assumptions surrounding the underlying assets in the Portfolios that impact the reported amounts. Such estimates and assumptions could change in the future, as more information becomes known, which could impact the reported amounts. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

(1) Basis in Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in unconsolidated partnerships.

(2) Estimated Remaining Collections represents FirstCity’s share of future projected net cash collections expected from the Portfolios Assets.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Basis in Portfolio Assets.

(4) FirstCity considers Basis in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Basis in Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2008	12/31/2009	12/31/2010
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the balance sheet of the respective Form 10-K)	$148,213	224,384	216,061
Noncontrolling interests in FirstCity’s consolidated Portfolio Assets (component of “Non- controlling interests” on the balance sheet of the respective Form 10-K)	(11,460)	(37,277)	(23,482)
FirstCity’s interest in Portfolio Assets held by Acquisition Partnerships (a component of “Assets” as reported in the “Condensed Combined Balance Sheets” tabular disclosure under the “Equity Investments” footnote of the respective Form 10-K)	75,817	63,572	56,130
FirstCity’s basis in consolidated and non-consolidated Portfolio Assets	$212,570	250,679	248,709